Schedule 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant       |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement                     |_|  Confidential, For Use
                                                           of the Commission
                                                           Only (as permitted by
                                                           Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-(11(c) or Rule 14a-12

                          Hertz Technology Group, Inc.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     Name of Person(s) Filing Proxy Statement, if other than the registrant)
     -----------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

|X|       No Fee required

                          HERTZ TECHNOLOGY GROUP, INC.
                                75 Varick Street
                                   11th Floor
                            New York, New York 10013

      Notice of Annual Meeting of Stockholders to be held January 18, 1999

                               ------------------

      The Annual Meeting of Stockholders of Hertz Technology Group, Inc. will be held at the Company's offices, 75 Varick Street, 11th Floor, New York, New York 10013 on January 18, 1999 at 4:00 P.M., for the purpose of considering and acting upon the following:

            1.    Election of five Directors

            2. Confirmation of the appointment of Arthur Andersen LLP as auditors for the fiscal year ending August 31, 1999.

            3. To act on a proposal to amend the Company's Certificate of Incorportion to reduce the authorized Common Stock from 25,000,000 to 3,000,000 shares, $.001 par value.

            4. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on December 14, 1998 as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

                                    By order of the Board of Directors

                                    Eli E. Hertz
                                           Chairman of the Board,
                                           President and Chief Executive Officer

New York, New York
December 15, 1998

------------------------------------------------------------------------------
IMPORTANT: Every stockholder, whether or not he or she expects to attend the annual meeting in person, is urged to execute the proxy and return it promptly in the enclosed business reply envelope.

                          HERTZ TECHNOLOGY GROUP, INC.

                               -------------------

                                 PROXY STATEMENT
                       For Annual Meeting of Stockholders
                           to be Held January 18, 1999

                                -----------------

      Proxies in the form enclosed with this Statement are solicited by Management of Hertz Technology Group, Inc. (the "Company") to be used at the Annual Meeting of Stockholders to be held at 4:00 P.M. on January 18, 1999, for the purposes set forth in the Notice of Meeting and this Proxy Statement. The Company's principal executive offices are at 75 Varick Street, 11th Floor, New York, New York 10013. The approximate date on which this Statement and the accompanying proxy will be mailed to Stockholders is December 15, 1998.

                          THE VOTING AND VOTE REQUIRED

      On the record date for the meeting, December 14, 1998, there were outstanding 1,065,116* Common Shares, each of which will be entitled to one vote. The only persons known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock as of the Record Date are listed under "Security Ownership of Certain Beneficial Owners" below.

      Directors are elected by a plurality of the votes cast at the meeting. Confirmation of the appointment of auditors is by the affirmative vote of a majority of the votes cast at the meeting

      All shares represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies will be voted FOR each of the stated matters being voted on at the meeting. A proxy may be revoked by the stockholder giving the proxy at any time before it is voted, either by oral or written notice, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy. Shares represented by proxies which are marked "ABSTAIN" with respect to any proposal will not be counted in determining whether the requisite vote has been received for such proposal. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will be disregarded and, therefore, have no effect on the outcome of the vote.

                              ELECTION OF DIRECTORS

      Five Directors are to be elected at the Annual Meeting, each for a term of one year and until the election and qualification of a successor.

----------
* Unless otherwise indicated, all references in this Proxy Statement to shares of the Company's Common Stock reflect the one for three reverse stock split effective on November 2, 1998.

      It is intended that votes pursuant to the enclosed proxy will be cast for the election of the five nominees named below. In the event that any such nominee should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person, if any, as shall be designated by the Board of Directors. The five nominees are currently members of the Board of Directors. Management has no reason to believe these nominees will not be available for election.

      The nominees for election and certain information about them are shown in the following table:

                                                                      Director
       Name              Age               Position                     Since
       ----              ---               --------                     -----
Eli E. Hertz              49   Chairman, President and Chief            1996
                               Executive Officer; Director
I. Marilyn Hertz          47   Vice Chairperson, Secretary and          1996
                               Director
Barry J. Goldsammler      45   Senior Vice President, Chief             1997
                               Financial and Accounting Officer and
                               Director
Beryl Ackerman            52   Director                                 1996
Bruce Borner              47   Director                                 1996

      Certain information about the five nominees are set forth below:

      Eli E. Hertz was a co-founder of the Company in 1982. He has a B.S. degree in Management Science and Economics and an MBA in Accounting and Management from Long Island University. Mr. Hertz is the husband of I. Marilyn Hertz.

      I. Marilyn Hertz was a co-founder of the Company. She has been a principal officer of the Company since its formation in 1982. Before becoming a full time employee of the Company, Mrs. Hertz was an officer of Citibank in its computer systems department. Mrs. Hertz is a graduate of Queens College, and for over 12 years, has lectured on micro and mainframe computer programming at Queens College. Mrs. Hertz is the wife of Eli E. Hertz.

      Barry J. Goldsammler joined the Company in 1990 and has served in various executive positions since then. Before joining the Company he was vice president for a sheet metal fabricator and treasurer and principal financial officer for a public manufacturing company. Mr. Goldsammler received a B.S. degree in Accounting from Brooklyn College.

      Bruce Borner has, for more than five years, been president of Computer Projections, a company which is a consultant to, and developer of, a wide range of information/database systems for diverse industries. Mr. Borner has an MBA from the Management Development Institute (IMD) in Lausanne, Switzerland founded by the Harvard Business School.

      Beryl Ackerman has since June 1994 been a consultant to Justified Computer System, a computer consulting firm. Prior thereto, he was a computer specialist for the New York City Department of Sanitation. He is also a Coordinator for Computer Systems in the Continuing Education Program at Queens College, and a lecturer at Baruch College.

Board of Directors and Committees

      The Board of Directors of the Company (the "Board") held three meetings, the Audit Committee had one meeting and the Compensation Committee had no meetings during the fiscal 1998 year. The Audit and Compensation Committees are comprised of Messrs. Ackerman and Borner. The Audit Committee met with representatives of Arthur Andersen LLP in December, 1997 and reviewed their report on the Company's internal controls and other matters. The Compensation Committee, though not having met as a separate body during the past fiscal year, did meet and discuss with the full Board matters relating to stock options and other compensation matters. There is no nominating committee. All directors attended more than 75% of the aggregate number of meetings of the Board.

      The Compensation Committee's function is to review and recommend to the Board the compensation and benefits of all officers of the Company, review general policy matters relating to compensation and benefits of employees of the Company and administer the issuance of stock options and discretionary cash bonuses to the Company's officers, employees, directors and consultants. The Audit Committee meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. It is the intention of the Company to appoint only independent directors to the Audit and Compensation Committees.

      The Board of Directors unanimously recommends a vote FOR the election of each of the nominees.

Information about Executive Officer who is not a director:

            Steven Spinelli, age 53, Vice President-Sales and Marketing was employed by the Company in February, 1998 and became Vice President-Sales and Marketing on April 9, 1998. Prior to joining the Company and since September, 1989 Mr. Spinelli was president, chief executive officer and principal stockholder of Genesis Distribution System, a trucking warehouse and logistics business.

Remuneration

      The following table sets forth the combined remuneration earned during the last three fiscal years by its Chief Executive Officer and the only other executive officer that received compensation in excess of $100,000 for services rendered in all capacities to the Company for its fiscal year ended August 31, 1998.

                           Summary Compensation Table

                                 Annual Compensation    Long Term Compensation
                                 -------------------   -------------------------
                                                                Awards
                                                       -------------------------
                                                       Restricted    Securities
Name and Principal                                        Stock      Underlying
     Position              Year    Salary      Bonus     Awards($)    Options(#)
------------------         ----   --------     ----    -----------   -----------

Eli E. Hertz               1998   $225,000      --
Chairman, President and    1997    210,674      --                      83,333
Chief Executive Officer    1996    175,000      --                     300,000

Barry J. Goldsammler,      1998   $122,274      --      $79,725*         8,333
Senior Vice President      1997   $106,680      --
                           1996   $111,500      --

----------
*     Represents market value of 25,000 shares on day of grant.

Stock Options

      The following table shows certain information with respect to the stock options granted in 1998 to named executive officers. No Options granted have been exercised.

                              Option Grants in 1998
--------------------------------------------------------------------------------

Individual Grants of Options

                                      Percent Of
                                         Total
                       Number of        Options
                       Securities       Granted       Exercise
                       Underlying    To Employees       Price      Expiration
       Name             Option #    in fiscal 1998     ($/Sh)         Date
-------------------    ----------   --------------    --------     ----------

Eli E. Hertz             83,333            64%          4.50        9/22/02

Barry J.Goldsammler       8,333             6%          4.50        9/22/02

      * The above options become exercisable as to 1/3 of each grant on September 23rd of each of three successive years beginning with 1998.

Employment Agreement

      The Company has entered into an employment agreement ("Agreement") effective as of November 12, 1996 with Eli E. Hertz. The term of his employment will expire on November 11, 2001. The annual salary under the Agreement with Mr. Hertz is $225,000. His salary may not be increased during the first three years and can be increased thereafter only with the approval of a disinterested majority of the Board of Directors. Under Mr. Hertz' Agreement, he is granted options to purchase 300,000 Shares at an exercise price of $16.50 per share.

      The Agreement provides, among other things, for participation in an equitable manner in any profit-sharing or retirement, separation and disability plans for employees or executives and for participation in other employee benefits applicable to employees and executives of the Company. The Agreement further provides for the use of an automobile and other fringe benefits commensurate with his duties and responsibilities. The Agreement with Mr. Hertz also provides for benefits in the event of retirement, separation and disability.

      Under the Agreement, employment may be terminated by the Company with cause or by Mr. Hertz with good reason. Termination by the Company without cause, or by Mr. Hertz for good reason, would subject the Company to liability for liquidated damages in an amount equal to Mr. Hertz' base salary for the remaining term of his employment agreement or 12 months, whichever is higher.

Directors' Compensation

      Non-Employee Directors are compensated at the rate of $500 per meeting. In addition, each Non-Employee Director received options to purchase 2,500 shares of the Company's Common Stock at a price of $4.50 per share exercisable as to one-third of the options granted on the same date in each of three successive years beginning on the expiration of one year from the granting date. All options expire on September 22, 2002.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock on December 1, 1998 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock; (ii) each of the Company' officers and directors; and (iii) all officers and directors as a group:

    Name and Address(1)       Position with Company              Number of Shares   Percent of Shares
    -------------------       ---------------------              ----------------   -----------------
Eli E. Hertz                  Chairman,
                              President and Chief Executive
                              Officer; Director                    587,658(2)            42%(7)


I. Marilyn Hertz              Vice Chairperson, Secretary and
                              Director                             301,806(3)            28%(7)

Barry J. Goldsammler          Senior Vice President, Principal
                              Financial Officer and Chief
                              Accounting Officer                    27,778(4)             3%(7)

Steven Spinelli               Vice President-Sales and                -0-                --
                              Marketing

Beryl Ackerman                Director                                 834(5)
Bruce Borner                  Director                                 901(5)            --
All Officers and Directors
as a Group (6 persons)                                             918,977(6)            65%(7)

----------
(1) The address of all the persons listed above is c/o Hertz Technology Group, Inc., 75 Varick Street, 11th Floor, New York, New York 10013.
(2) Includes 327,777 shares issuable upon exercise of currently exercisable warrants and options. Does not include shares owned by his wife, I. Marilyn Hertz, with respect to which Mr. Hertz disclaims any beneficial interest.
(3) Includes 5,556 shares issuable upon exercise of currently exercisable options. Does not include shares owned by her husband, Eli E. Hertz, with respect to which Mrs. Hertz disclaims any beneficial interest.
(4) Includes 2,778 shares issuable upon exercise of currently exercisable options.
(5) Includes 834 shares issuable upon exercise of currently exercisable options.
(6) Includes 337,779 shares issuable upon exercise of currently exercisable options and warrants.
(7) Assumes for Mr. Hertz, Mrs. Hertz and Mr. Goldsammler that curently exercisable options for each such person has been exercised and that for Officers and Directors as a group all currently exercisable options by such members have been exercised.

Certain Relationships and Related Transactions

      The Company is the beneficiary of key-man life insurance in the amount of $1,000,000 covering the life of Mr. Hertz.

      On July 23, 1998 48,450 shares of Common Stock were issued to Eli Hertz in exchange for the transfer to the Company by Mr. Hertz of all the outstanding stock of Edutec Computer Institute, Inc.

("Edutec"). The purchase price for the Edutec stock was determined to be fair by Josepberg Grosz & Co., Inc., an independent investment bank engaged by the Company to provide such an opinion.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the best of the Company's knowledge, based solely on review of the copies of such forms furnished to the Company, or written representations that no other forms were required, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors were complied with during 1998, except that Eli Hertz's Form 4 for the months of July, 1998 reporting purchases of 26,675 shares of stock and his Form 5 for the Company's 1998 fiscal year reporting the granting of an option to purchase 83,333 shares were filed in each case approximately 10 days late.

AMENDMENT TO REDUCE AUTHORIZED COMMON STOCK

      The authorized capital stock of the Company currently consists of 25,000,000 shares of Common Stock, $.001 par value of which 3,195,348 shares were issued and outstanding prior to November 2, 1998. By reason of a one-for-three reverse stock split that became effective on that date the number of outstanding shares of Common Stock was reduced to approximately 1,065,116. The reason for the proposed amendment is to reduce the annual franchise taxes payable to the state of Delaware, the state in which the Company is incorporated. By reducing the authorized capital stock from 25,000,000 shares to 3,000,000 shares the Company will on the basis of its current capital structure be able to save approximately $30,000 per year. By reason of this one-for-three reverse stock split 25,000,000 shares is now considerably more shares than needed for the Company's present and projected needs. An authorized capitalization of 3,000,000 shares should give the Company about 1,700,000 shares for issuance for incentive options and acquisitions. This should be sufficient to meet the anticipated needs of the Company.

      Adoption of the proposed amendment requires the affirmative vote of the holders of not less than a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

      The Board of Directors recommends a vote FOR the approval of the proposed amendment reducing the authorized Common Stock.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board proposes that the stockholders ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for its fiscal year ending on August 31, 1999. Arthur Andersen LLP were the Company's independent auditors for the fiscal year ending on August 31, 1998. The report of Arthur Andersen LLP with respect to the Company's financial statements appears in the Company's Annual Report for the 1998 fiscal year. A representative of Arthur Andersen LLP will be at the annual meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the Board will consider it a directive to consider other auditors for a subsequent year.

      Approval of the foregoing proposal requires the affirmative vote of a majority of the votes cast.

      The Board of Directors recommends a vote FOR this proposal.

                                  MISCELLANEOUS

Other Matters

      Management knows of no matter other than the foregoing to be brought before the Annual Meeting of Stockholders, but if such other matters properly come before the meeting, or any adjournment thereof, the persons named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.

Reports and Financial Statements

      The Company's Annual Report for the year ended August 31, 1998 including Audited Financial Statements, accompanies this Proxy Statement.

      A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB is incorporated in the Annual Report.

Solicitation of Proxies

      The entire cost of the solicitation of proxies will be borne by the Company. In addition, proxies may be solicited by directors, officers and regular employees of the Company, without extra compensation, by telephone, telegraph, mail or personal interview. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxies and proxy material to the beneficial owners of its Common Shares.

Stockholder Proposals

      Stockholder proposals intended to be presented at the Company's 1999 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement relating to that meeting not later than August 15, 1999. Such proposals should be addressed to I. Marilyn Hertz, Secretary, Hertz Technology Group, Inc., 75 Varick Street, 11th Floor, New York, New York 10013.

      EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                           By order of the Board of Directors


                                  Eli E. Hertz
                                           Chairman of the Board,
                                           President and Chief Executive Officer

New York, New York
December 15, 1998

                          HERTZ TECHNOLOGY GROUP, INC.

             This proxy solicited by the Board of Directors for the
                       Annual Meeting on January 18, 1999

      The undersigned hereby appoints I. Marilyn Hertz and Barry J. Goldsammler, and each of them, with full power of substitution, the attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of Hertz Technology Group, Inc. to be held January 18, 1999 at 4:00 P.M., and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

1. Election of the following Directors - Eli E. Hertz, I. Marilyn Hertz, Barry J. Goldsammler, Beryl Ackerman and Bruce Borner.

      FOR all nominees |_|   WITHHOLD authority to vote for all nominees |_|
      FOR all nominees, EXCEPT nominee(s) written below.

      ----------------------------------------------------------------------

      The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3.

2. Proposal to amend the Company's Certificate of Incorporation to reduce its authorized Common Stock.

                  FOR |_|        AGAINST |_|        ABSTAIN |_|

3.    Proposal to ratify the appointment of independent auditors for 1999.

                  FOR |_|        AGAINST |_|        ABSTAIN |_|


                  (continued and to be signed on reverse side)

      The shares represented by this proxy will be voted as directed or if no direction is indicated, will be voted FOR the election of each of the nominees and FOR Proposals 2 and 3. As to any other matter, said proxies shall vote in accordance with their best judgment.

      The undersigned hereby acknowledges receipt of the Notice of and Proxy Statement for the aforesaid Annual Meeting.

                                          Date and sign exactly as name appears
                                          hereon. Each Joint Tenant must sign.
                                          When signed as Attorney, Executor,
                                          Trustee, etc. give full title. If
                                          signer is corporation, sign in full
                                          corporate name by authorized officer.


                                          --------------------------------------
                                            (Date)


                                          --------------------------------------
                                                (Signature of Stockholder)


                                          --------------------------------------
                                                (Signature of Stockholder)